ROCKY MOUNTAIN CHOCOLATE FACTORY

IMPORTANT ANNUAL MEETING INFORMATION 000004

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## Electronic Voting Instructions

### Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, on February 19, 2015.**

### Vote by Internet

- Go to **www.envisionreports.com/RMCF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 3 and 4.

1. Approval of the Reorganization Proposal, including the Agreement and Plan of Merger, dated as of November 10, 2014, among Rocky Mountain Chocolate Factory, Inc., a Colorado Corporation, Rocky Mountain Chocolate Factory, Inc., a Delaware Corporation, and RKB Merger Corp. For ☐ Against ☐ Abstain ☐

2. To elect six directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. (INSTRUCTION: **To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name or write a zero ("0") in the space following his name below. To exercise cumulative voting by casting two or more votes per share for any individual nominee(s), write the number of votes cast for the nominee in the space following his name. Each share of common stock is entitled to six votes, in the aggregate.)**

| Nominee | For | Withhold | Number of Votes |
|---|---|---|---|
| 01 - Franklin E. Crail | ☐ | ☐ | |
| 02 - Lee N. Mortenson | ☐ | ☐ | |
| 03 - Bryan J. Merryman | ☐ | ☐ | |
| 04 - Gerald A. Kien | ☐ | ☐ | |
| 05 - Clyde Wm. Engle | ☐ | ☐ | |
| 06 - Scott G. Capdevielle | ☐ | ☐ | |

3. Ratification of the appointment of EKS&H LLLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2015. For ☐ Against ☐ Abstain ☐

4. Advisory vote to approve the compensation of the Company's named executive officers. For ☐ Against ☐ Abstain ☐

Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.

### B Non-Voting Items

**Change of Address** — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Rocky Mountain Chocolate Factory, Inc.

**Meeting Details**
**February 19, 2015, 10:00 a.m. (local time)**
**The DoubleTree Hotel, 501 Camino Del Rio, Durango, Colorado 81301**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints FRANKLIN E. CRAIL and TRACY D. WOJCIK, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company") held of record by the undersigned on December 26, 2014, at the annual meeting of shareholders to be held on February 19, 2015 or any adjournment thereof.

Please mark boxes in black ink.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL FOR APPROVAL OF THE REORGANIZATION PROPOSAL, INCLUDING THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 10, 2014, AMONG ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., A COLORADO CORPORATION, ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., A DELAWARE CORPORATION, AND RKB MERGER CORP., FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF EKS&H LLLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2015, FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS OR HER DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.**

(Continued and to be voted on reverse side.)

### C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
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**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.**